                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 30, 1999 relating to the consolidated financial statements of Apollo Group, Inc., which appears in Apollo Group, Inc.'s Annual Report on Form 10-K/A for the year ended August 31, 1999. We also consent to the incorporation by reference of our report dated September 30, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
September 27, 2000